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Exhibit 11
LANVISION SYSTEMS, INC.

COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE

                                                                             Three Months Ended
                                                                                  July 31,
                                                                    --------------------------------------
                                                                          1997                 1996
                                                                    ------------------   -----------------

   Net (loss)                                                     $      (3,531,223)  $         (138,581)
                                                                    ==================   =================
   Weighted average number of shares outstanding                          8,813,446            8,896,500
                                                                    ==================   =================
    (Loss) per common share amount                                $       (.40)       $       (.02)
                                                                    ==================   =================




                                                                              Six Months Ended
                                                                                  July 31,
                                                                    --------------------------------------
                                                                          1997                 1996
                                                                    ------------------   -----------------

   Net (loss)                                                     $      (6,376,930)  $        (918,764)
                                                                    ==================   =================
   Weighted average number of shares outstanding                          8,849,312           7,664,288
                                                                    ==================   =================
    (Loss) per common share amount                                $        (.72)      $       (.12)
                                                                    ==================   =================





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